UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2008

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)	On December 22, 2008, SRA International, Inc. (the “Company”) announced the appointment of Timothy J. Atkin as Chief Operating Officer and Executive Vice President of the Company, effective immediately. Mr. Atkin, age 45, has served as Senior Vice President of the Company’s global health business since December 2007. From July 2004 until December 2007, Mr. Atkin managed the Company’s civil government business, first as Vice President and then as Senior Vice President from July 2006 to December 2007. Previously, Mr. Atkin served as Vice President of the Company’s homeland security business beginning in June 2003. A copy of the press release, dated December 22, 2008, announcing the appointment of Mr. Atkin is attached hereto as Exhibit 99.1.

(e)	Under a non-binding compensation arrangement signed on December 19, 2008, Mr. Atkin will receive an annual base salary of $325,000, effective as of December 15, 2008, and an annual target bonus of eighty percent of his base salary. He will also be granted 26,000 non-qualified stock options and 6,500 restricted stock shares under the Company’s 2002 Stock Incentive Plan with a price equal to the fair market value of the Company’s stock at the date of grant. These options and restricted stock shares will vest 25% per year over four years. The final terms of Mr. Atkin’s employment will be set forth in an employment agreement, which is anticipated to include non-solicitation, non-competition and confidentiality provisions.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit
99.1	Press Release dated December 22, 2008, announcing the appointment of Chief Operating Officer and Executive Vice President, Timothy J. Atkin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: December 22, 2008	/s/ MELISSA A. BURGUM
Melissa A. Burgum
Vice President & Corporate Controller